SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.


FOR PERIOD ENDING: 4/30/2007
FILE NUMBER 811-1424
SERIES NO.:  2

74U. 1.  Number of shares outstanding (00 "s Omitted)
     Class A                                                217,281
     2. Number of shares outstanding of a second class of open-end company shares (000's Omitted)
     Class B                                                 35,261
     Class C                                                  9,968
     Class R                                                    483
     Institutional Class                                       3065

74V. 1.  Net asset value per share (to nearest cent)
     Class A                                                 $27.76
     2. Net asset value per share of a second class of open-end company shares (to nearest cent)
     Class B                                                 $25.55
     Class C                                                 $25.54
     Class R                                                 $27.55
     Institutional Class                                     $30.38